Exhibit 99.1

        Theragenics Corporation Reports Results for Third Quarter, 2004

    BUFORD, Ga.--(BUSINESS WIRE)--Oct. 19, 2004--Theragenics Corporation(R) (NYSE: TGX), the Georgia-based manufacturer and marketer of TheraSeed(R), the premier palladium-103 cancer treatment device, today announced revenue and earnings for the third quarter ended October 3, 2004. Revenues for the quarter were $8.3 million compared to $8.5 million in the corresponding period of last year, a $0.2 million reduction. For the nine-month period, revenues were $24.9 million, a decrease of 12.9 percent compared to the prior year's $28.6 million. Net loss in the quarter was $1.1 million, or $0.04 per share, compared to a net loss of $388,000, or $0.01 per share in the third quarter of 2003. For the nine-month period, net loss was $3.0 million or $0.10 per share compared to net income of $875,000, or $0.03 per share in the prior year after cumulative effect of accounting change.
    Commenting on the results, Ms. M. Christine Jacobs, Chairman, CEO and President, stated, "Third quarter results unfortunately reflect a continued slide in sales by one of the distributors of our premier TheraSeed(R) palladium-103 device. Disruptions in the marketplace, continued pricing pressure, and predatory sales tactics by our competitors continued. On a more positive note, Theragenics'(TM) direct TheraSeed(R) sales and sales by our other distributor increased over the same quarter last year. Overall, results indicate our in-house sales efforts are critically important. And, in the quarter, diversification efforts increased as long-term strategy continues to be our primary focus."
    Ms. Jacobs continued, "This quarter, The American Society for Therapeutic Radiation and Oncology (ASTRO) convention was held in Atlanta. Results were released following the conclusion of the largest clinical study of prostate brachytherapy performed to date. This study showed brachytherapy resulted in a 93 percent disease specific survival rate at 12 years. This was good news for our industry as a whole, and for Theragenics(TM) in particular, since the vast majority of the patients in the study were treated using the TheraSeed(R) palladium-103 device (1,129 of the 1,449 patients). The study clearly shows brachytherapy treatment to have equal or better survival rates than surgery or any other treatment option.
    "In another positive development, the U.S. Senate just last week adopted a resolution encouraging doctors to inform prostate cancer patients about all proven treatment options available for prostate cancer, including brachytherapy. This was consistent with the earlier resolution passed by the U.S. House of Representatives. These resolutions, along with the new clinical data, could lead to a better informed end-user. The Company plans media exposure and patient awareness campaigns around these two positive developments.
    "Regarding our R & D initiatives, this past quarter Theragenics(TM) received IDE (Investigational Device Exemption) approval from the FDA that will enable Theragenics(TM) to begin a human clinical trial of its TheraSight(TM) device. This device is designed to treat the wet form of age-related macular degeneration
(AMD), a devastating condition that is the leading cause of blindness in the U.S. Theragenics'(TM) device is designed to deliver a one-time treatment, unlike photodynamic therapy or drug therapies, which require multiple re-treatments or injections. We anticipate treating our first patient before Thanksgiving. Also, during the quarter, our radiochemical facility began to supply and sell Indium-111 chloride in addition to Gallium-67 chloride. Such radiochemicals, after further processing, can be used for medical imaging applications. Existing cyclotrons and production equipment are used to manufacture these chemicals."
    Ms. Jacobs concluded her remarks by saying, "Efforts to maintain TheraSeed(R) momentum, coupled with diversification efforts, continued to be our primary focuses during the quarter. This includes both our internal R & D pipeline and external opportunities."
    Theragenics(TM) will host a conference call today at 11:00 a.m. Eastern Time. To access the call, dial 800-538-9844 or 706-634-7274 and give Theragenics'(TM) name. This call is also being broadcast live over the Internet, and a recording will be available for one month on the Company's website. To access the webcast, log on to www.theragenics.com and select the Investor Relations button followed by the Overview button. You can also access a replay of the call until Midnight on Tuesday, October 26 by dialing 800-642-1687 or 706-645-9291 and providing the conference ID code: 1205933.
    Theragenics Corporation(R) is committed to being a leading provider of brachytherapy treatment devices for prostate cancer and other degenerative disease states. The Company is the manufacturer and marketer of the palladium-103 device TheraSeed(R) and I-Seed, an iodine-125 based device. Both devices are used in the treatment of localized prostate cancer in one-time, minimally invasive procedures. Theragenics(TM) is the world's largest producer of palladium-103 and is involved in research and development utilizing palladium-103 and other isotopes for the treatment of a wide variety of diseases, including vascular disease and macular degeneration. For additional information on the Company, call Theragenics'(TM) Investor Relations Department at (800) 998-8479. The Company's common stock is traded on the New York Stock Exchange under the symbol TGX. Additional information can be found on the Company website: www.theragenics.com.

    This release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the accuracy of which is necessarily subject to risks and uncertainties, including, without limitation, optimism for the effectiveness of the direct distribution system and of new sales and marketing initiatives, institution of activities and plans that could benefit Theragenics'(TM) goals in its diversification efforts and anticipated positive results in general. Actual results may be affected by among other things, risks and uncertainties related to new product and process development cycles, potential costs and delays associated with preclinical and clinical studies, potential costs and delays in production optimization (especially as it relates to the Oak Ridge facility), effectiveness and execution of marketing and sales programs by Theragenics(TM) and its distributors, changes in product pricing or selling tactics by Theragenics(TM) or other brachytherapy seed producers, changes in costs of materials used in production processes (especially as it relates to isotope production), continued acceptance of the products by the market, continued demand for Pd-103, demand for isotopes or isotopically engineered materials for new or expanded applications, introduction and/or availability of competitive products by others, third-party (including CMS) reimbursement, Congressional action affecting Medicare reimbursement, physician training, third-party distribution agreements, and other factors set forth from time to time in the Company's Securities and Exchange Commission filings.
    All forward looking statements and cautionary statements included in this document are made as of the date hereby based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward looking statement or cautionary statement.



THERAGENICS CORPORATION(R) CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands except per share data)

                               Three Months Ended  Nine Months Ended
                               10/03/04  10/05/03  10/03/04  10/05/03
                               --------- --------- --------- ---------
Total revenues                $   8,283 $   8,519 $  24,882 $  28,570
Cost of sales                     3,282     3,614    10,147    12,110
                               --------- --------- --------- ---------
     Gross profit                 5,001     4,905    14,735    16,460

Operating expenses:
     Selling, general &
      administrative              4,463     3,404    13,004    10,025
     Research & development       2,749     2,348     7,335     5,461
                               --------- --------- --------- ---------
                                  7,212     5,752    20,339    15,486
                               --------- --------- --------- ---------
     Operating income/(loss)     (2,211)     (847)   (5,604)      974
Other income, net                   355       225       785       678
                               --------- --------- --------- ---------
   Income/(loss) before income
    tax and cumulative effect
    of accounting change         (1,856)     (622)   (4,819)    1,652
Income tax expense/(benefit)       (734)     (234)   (1,797)      555
                               --------- --------- --------- ---------
   Income/(loss) before
    cumulative effect of
        accounting change        (1,122)     (388)   (3,022)    1,097
   Cumulative effect of
    accounting change,
         net of tax                   -         -         -      (222)
                               --------- --------- --------- ---------
Net income/(loss)             $  (1,122)$    (388)$  (3,022)$     875
                               ========= ========= ========= =========
Net income/(loss) per common
 share
Basic:
Income/(loss) before
 cumulative effect of
   accounting change          $   (0.04)$   (0.01)$   (0.10)$    0.04
       Cumulative effect of
        accounting change             -         -         -     (0.01)
                               --------- --------- --------- ---------
Net income/(loss) per common
 share                        $   (0.04)$   (0.01)$   (0.10)$    0.03
                               ========= ========= ========= =========
Diluted:
Income/(loss) before
 cumulative effect of
   accounting change          $   (0.04)$   (0.01)$   (0.10)$    0.04
     Cumulative effect of
      accounting change               -         -         -     (0.01)
                               --------- --------- --------- ---------
Net income/(loss) per common
 share                        $   (0.04)$   (0.01)$   (0.10)$    0.03
                               ========= ========= ========= =========

Weighted average
     Shares outstanding -
      Basic                      29,974    29,932    29,967    29,890
     Shares outstanding -
      Diluted                    29,974    29,932    29,967    30,055




                                  Three Months Ended Nine Months Ended
KEY RATIOS                        10/03/04 10/05/03 10/03/04 10/05/03
                                  ------------------------------------
Gross Margin                          60.4%    57.6%    59.2%    57.6%
Operating Margin                    (26.7)%   (9.9)%  (22.5)%     3.4%
Income/(Loss) Before Tax and
 Before
    Accounting Change Margin        (22.4)%   (7.3)%  (19.4)%     5.8%
Income/(Loss) After Tax and Before
    Accounting Change Margin        (13.5)%   (4.6)%  (12.1)%     3.8%
Income/(Loss) After Tax and After
    Accounting Change Margin        (13.5)%   (4.6)%  (12.1)%     3.1%
ROE                                  (3.2)%   (0.1)%   (2.9)%     1.0%




THERAGENICS CORPORATION(R) CONDENSED BALANCE SHEETS
(UNAUDITED)
(In thousands)

Assets                                         October 3, December 31,
                                                   2004       2003
                                               -----------------------
     Cash, short-term investments
          & marketable securities              $   62,328  $   66,431
     Trade accounts receivable                      5,772       3,831
     Inventories and other current assets           9,106       6,800
                                                ----------  ----------
               Total current assets                77,206      77,062
     Property, plant & equipment, net              70,968      73,372
     Other assets                                   2,801       2,355
                                                ----------  ----------
          Total assets                         $  150,975  $  152,789
                                                ==========  ==========

Liabilities & Shareholders' Equity
     Accounts payable & accrued expenses       $    4,051  $    3,053
     Deferred income taxes                          7,000       6,830
     Other liabilities                                606         580
                                                ----------  ----------
               Total liabilities                   11,657      10,463
     Shareholders' equity                         139,318     142,326
                                                ----------  ----------
               Total liabilities &
                shareholders' equity           $  150,975  $  152,789
                                                ==========  ==========




    CONTACT: Theragenics Corporation
             James A. MacLennan
             or
             Lisa Rassel, 800-998-8479 or 770-271-0233
             www.theragenics.com